EXHIBIT 23.2

Consent of Independent Petroleum Engineers
To the Board of Directors
California Resources Corporation:
We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated January 10, 2020 relating to our audit of California Resources Corporation’s 2019 oil and gas proved reserves.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
February 26, 2020